UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 14, 2013

FBL Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 University Avenue, West Des Moines, Iowa		50266-5997
(Address of principal executive offices)		(Zip Code)

(515) 225-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of Directors on February 14, 2013, adopted the Third Restated Bylaws, to become effective May 16, 2013. The purpose of the changes to the Bylaws is to conform to the Company's decision to utilize the controlled company exemption under the New York Stock Exchange corporate governance standards, which is noted in Item 8.01 of this report. Changes include:

1.	Provide for an organizational meeting of the board directly after the annual shareholder meeting to approve committee assignments and chairs.

2.	Defer to the Articles of Incorporation for a determination of the number of Class A and Class B directors.

3.
Clarify that the Class A Nominating and Corporate Governance committee shall establish qualifications for the Class A directors and that the qualifications for the Class B directors are set forth in the Restated Stockholders' Agreement Regarding Management and Transfer of Shares of Class B Common Stock, as amended.

4.
Set membership of the Executive Committee as the chairman of the board, the CEO, the Lead Director, the corporate Secretary and the Chairman of Farm Bureau Property & Casualty Insurance Company if such person is otherwise a Class B director; if not, the Chairman will appoint a member to be ratified by the Board.

5.
Stating that the Management Development and Compensation Committee shall consist of not less than three members, two of whom are independent and that the chairman of Farm Bureau Property & Casualty Insurance Company shall be a member if such person is currently serving as a Class B director.

6.	Stating that the Class A Nominating and Corporate Governance Committee shall consist of not less than three members, being any combination of Class A and Class B directors.

Item 8.01. Other Events

The Board of Directors on February 14, 2013, determined to begin utilizing the controlled company exemption under the New York Stock Exchange corporate governance standards. Use of the exemption allows a company with a majority shareholder not to have a majority of independent directors on the Board. Our majority shareholder, Iowa Farm Bureau Federation, is the holder of approximately 70% of all voting stock. The exemption also allows certain board committees, including our Class A Nominating and Corporate Governance Committee, and our Management Development and Compensation Committee, to include members who have not been determined to be independent. Effective at the annual meeting of shareholders May 16, 2013, the composition of the Board will change from the current seven independent Class A directors, and five Class B directors representing the Farm Bureau ownership interests, to four Class A directors, composed of our Chief Executive Officer and three independent directors, and six Class B directors. Conforming changes to our bylaws and to the Class B Shareholders Agreement will be made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL FINANCIAL GROUP, INC.
Registrant

Date: February 14, 2013

/s/ Donald J. Seibel
Donald J. Seibel
Chief Financial Officer